Amendment #2 to

The South Financial Group 2004 Long-Term Incentive Plan

This Amendment #2 (this "Amendment") to The South Financial Group 2004 Long-Term Incentive Plan (the “Plan”) is made by The South Financial Group, Inc., to be effective as of the date hereof, subject to receipt of any necessary shareholder approval. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Plan.

The name of the Plan is hereby changed. The new name of the Plan is “TSFG Long Term Incentive Plan.”

Except as amended by this Amendment, the Plan is ratified and affirmed in its entirety.

IN WITNESS WHEREOF, this Amendment is entered into as of August 16, 2006.

The South Financial Group, Inc.

By:	/s/William S. Hummers III
Name:	William S. Hummers, III
Title:	Executive Vice President

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